EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Sterling Savings Bank Employees Savings and Investment Plan and Trust
Portland, Oregon
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-192346) of Umpqua Holdings Corporation of our report dated January 23, 2015, relating to the financial statements of Sterling Savings Bank Employee Savings and Investment Plan and Trust, which appear in this Form 11-K for the period from January 1, 2014 through July 18, 2014.

/s/ BDO USA, LLP
Spokane, Washington

January 23, 2015